UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2008

CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 16, 2008, the Board of Directors (the “Board”) of Chart Industries, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated By-laws (the “By-laws”), effective immediately.  The following is a description of the provisions amended in the amended and restated By-laws:

•
Section 9 of Article III was amended to: (i) clarify that stockholders must comply with the advance notice provisions of the By-laws in order to propose any business at annual meetings or nominate any persons for election to the Board; (ii) change the notice provision so that timely notice of a stockholder’s proposal is dated from the anniversary of the last annual meeting, rather than from the date on which proxy materials were mailed in the preceding year; (iii) reduce from 30 to 25 the number of days before or after the anniversary of the last annual meeting within which the annual meeting must be held in order not to trigger a new notice period; (iv) add a requirement that any stockholder making a proposal or a nomination disclose any short position, hedging arrangement, derivative instrument, or similar instrument or arrangement that the stockholder or the stockholder’s nominee has with respect to the Company’s common stock; (v) require that information submitted pursuant to this section of the By-laws be provided as of the date of the proposal and as of the record date for the meeting; and (vi) revise the information requirements contained in this section of the By-laws to more clearly specify what information is required in a stockholder’s notice.

•	Sections 3 and 7 of Article VII were amended to specify that past and current directors or officers of the Company are covered by the indemnification provisions of the By-laws.

•
Article XIV was amended so that any amendment of the indemnification provisions of the By-laws may not adversely affect the rights to indemnification of past and current directors and officers of the Company with respect to actions taken prior to such amendment.

In addition, certain other amendments were made in order to correct typographical errors in the By-laws. The description of the amendments to the By-laws contained in this report is qualified in its entirety by reference to the text of the By-laws, as amended and restated on December 16, 2008, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the amendments to the By-laws, stockholder proposals for business or nominations of candidates for election as directors to be considered at the Company’s 2009 annual meeting must be received by the Company between January 20, 2009 and February 19, 2009, rather than between December 9, 2008 and January 8, 2009, as was stated in the Company’s proxy statement for its 2008 annual meeting.  Notice of any such proposal or nomination must be delivered to the Secretary of the Company at its principal place of business as provided in the By-laws.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-laws of Chart Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date December 19, 2008	By:	/s/ Matthew J. Klaben
Matthew J. Klaben Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated By-laws of Chart Industries, Inc.